================================================================================

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                     ASSOCIATED ESTATES REALTY CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     ASSOCIATED ESTATES REALTY CORPORATION
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                     ASSOCIATED ESTATES REALTY CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

     Notice is hereby given that the Annual Meeting of Shareholders of Associated Estates Realty
Corporation, an Ohio corporation (the "Company"), will be held at The Forum, One Cleveland Center, 1375 E. Ninth St., Cleveland, Ohio 44114, on Thursday, May 8, 1997, at 10:00 a.m. (EDT) for the following purposes:

          1. To elect seven directors, each to serve until the next annual meeting of shareholders and until his successor has been duly elected and qualified; and

          2. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 14, 1997, will be entitled to notice of and to vote at said meeting or any adjournment thereof. Shareholders are urged to complete, date and sign the enclosed proxy and return it in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          MARTIN A. FISHMAN
                                          Secretary

Dated: March 21, 1997

                     ASSOCIATED ESTATES REALTY CORPORATION

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies to be used at the annual meeting of shareholders (the "Annual Meeting") of Associated Estates Realty Corporation, an Ohio corporation (the "Company"), to be held at The Forum, One Cleveland Center, 1375 E. Ninth St., Cleveland, Ohio 44114, on Thursday, May 8, 1997, at 10:00 a.m. (EDT) and at any adjournment thereof. This proxy statement and the accompanying notice and proxy, together with the Company's Annual Report to Shareholders for the year ended December 31, 1996 are first being sent to shareholders on or about March 21, 1997.

     If the enclosed proxy is returned, the Common Shares, without par value ("Common Shares") represented thereby will be voted in accordance with any specifications made therein by the shareholder. In the absence of any such specification, they will be voted to elect the directors set forth under "Election of Directors" below. A shareholder's presence alone at the Annual Meeting will not operate to revoke such shareholder's proxy. The proxy is revocable by a shareholder at any time insofar as it has not been exercised by giving notice to the Company in writing or in open meeting.

     The close of business on March 14, 1997, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On such date, the Company had outstanding 15,322,391 Common Shares, each of which is entitled to one vote at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Shares of the Company as of March 1, 1997 by: (a) the Company's Chief Executive Officer and the Company's other executive officers named in the Summary Compensation Table; (b) the Company's directors and nominees for director; (c) each other person who is known by the Company to own beneficially more than 5% of the outstanding Common Shares (based on filings with the Securities and Exchange Commission); and (d) the Company's executive officers and directors as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all Common Shares set forth opposite their names.

                                                                      NUMBER OF
                                                                    COMMON SHARES
                                                                    BENEFICIALLY      PERCENTAGE
                                                                      OWNED(1)         OWNERSHIP
                                                                    -------------     -----------
Jeffrey I. Friedman.............................................      1,004,573(2)         6.6%
5025 Swetland Court
Richmond Heights, Ohio 44143
Albert T. Adams.................................................              0              *
Gerald C. McDonough.............................................          9,750(3)           *
Mark L. Milstein................................................      1,178,453(4)         7.7
4400 Emery Industrial Parkway
Warrensville Heights, Ohio 44128
Frank E. Mosier.................................................         10,750(3)           *
Richard T. Schwarz..............................................          8,605(3)           *
Dennis W. Bikun.................................................         20,500(3)           *
Martin A. Fishman...............................................         21,030(3)           *
Thomas G. Selby.................................................              0              *
Jerome Spevack..................................................        147,350(5)           *
Robert Milstein.................................................      1,368,324            8.9
7777 Forest Lane Rd., Suite C 618
Dallas, Texas 75230
All executive officers and directors as a group (nine
persons)........................................................      2,401,011           15.7%

---------------

* Less than 1%.

(1) Includes Common Shares subject to options currently exercisable or exercisable within 60 days as follows: Mr. Friedman -- 200,000; Mr. Spevack -- 25,000; Mr. Fishman -- 20,000; Mr. Bikun -- 20,000; Mr.
    McDonough -- 6,250; Mr. Mosier -- 6,250; and Mr. Schwarz -- 6,250.

(2) Includes 399,865 Common Shares owned of record by Susan M. Friedman, Mr. Friedman's wife and 7,346 Common Shares owned of record by Mr. Friedman's children.

(3) Includes 500 Common Shares granted to the individual on December 6, 1995 which are subject to restrictions on transfer for a three year period.

(4) Consists of Common Shares held in a revocable trust of which Mark L. Milstein is the sole trustee.

(5) Includes 45,000 Common Shares held by the Jerome Spevack Charitable Remainder Trust.

ELECTION OF DIRECTORS

     At the Annual Meeting, Common Shares represented by proxies, unless otherwise specified, will be voted for the election of the seven nominees hereinafter named, each to serve as a director until the next annual meeting of shareholders and until his successor is duly elected and qualified.

     If for any reason any of the nominees is not a candidate (which is not expected) when the election occurs, it is intended that proxies will be voted for the election of a substitute nominee designated by the Board of Directors. The following information is furnished with respect to each person nominated for election as a director.

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                                                     DIRECTOR
     NAME AND AGE                           PRINCIPAL OCCUPATION                       SINCE
-----------------------    ------------------------------------------------------    ---------
Jeffrey I. Friedman        Chairman of the Board of Directors, President and           1993
45                         Chief Executive Officer of the Company
Jerome Spevack             Executive Vice President of the Company                     1993
64
Mark L. Milstein           President of Adam Construction Company                      1993
34
Albert T. Adams            Partner, Baker & Hostetler LLP                              1996
46
Gerald C. McDonough        Retired                                                     1993
68
Frank E. Mosier            Director of Centerior Energy Corporation                    1993
66
Richard T. Schwarz         President of Laurel Industries, Inc., a wholly-owned        1994
45                         subsidiary of Occidental Chemical Corporation

     Jeffrey I. Friedman has been Chairman of the Board, President and Chief Executive Officer of the Company since its organization in July 1993. Mr. Friedman joined Associated Estates Group, the Company's predecessor ("AEG"), in 1974 and was the Chief Executive Officer and President of Associated Estates Corporation, an owner and manager of multifamily residential apartment facilities ("AEC"), from 1979 to 1993.

     Jerome Spevack has been Executive Vice President and a Director of the Company since its organization. Mr. Spevack joined AEG in 1967 and held various positions within the organization, including Executive Vice President of AEC since 1979 and President of A.E.C. Management Company from 1987 until shortly before it was merged into the Company in October 1993. Mr. Spevack is a Certified Property Manager.

     Mark L. Milstein has been a Director of the Company since its organization. Mr. Milstein has been President of Adam Construction Company since 1993 and has been a Senior Project Manager for Adam Construction Company, a general contractor, since 1988, supervising the construction and rehabilitation of various projects for AEG. Mr. Milstein is the brother-in-law of Jeffrey I. Friedman.

     Albert T. Adams has been a partner with the law firm of Baker & Hostetler LLP in Cleveland, Ohio since 1984, and has been affiliated with the firm since 1977. Mr. Adams is a graduate of Harvard College, Harvard Business School and Harvard Law School. He serves as a member of the Board of Trustees of the Western Reserve Historical Society and is a Vice President of the Harvard Business School Club of Northeastern Ohio. Mr. Adams is a director of Boykin Lodging Company and Developers Diversified Realty Corporation.

     Gerald C. McDonough served as Chairman and Chief Executive Officer of Leaseway Transportation Corp., a highway transportation company, from 1982 until his retirement in July 1988. Mr. McDonough serves as an Independent Trustee of Fidelity Management and Research Co. and is a director of Acme-Cleveland Corporation, Brush Wellman, Inc., Commercial Intertech Corporation and York International Corporation.

     Frank E. Mosier is a director of Centerior Energy Corporation. Mr. Mosier was Vice Chairman of the Advisory Board of BP America Inc., a producer and refiner of petroleum products, from 1991 to 1993. Mr. Mosier was Vice Chairman of BP America Inc. from 1988 until his retirement in 1991 and President and Chief Operating Officer of BP America Inc. from 1986 to 1988.

     Richard T. Schwarz has been President of Laurel Industries, Inc., a wholly-owned subsidiary of Occidental Chemical Corporation, since August 1996. Mr. Schwarz was Vice President and General Manager, Antimony Division, Laurel Industries, Inc. from 1983 to August 1996.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee, an Executive Compensation Committee and an Executive Committee. The Board of Directors does not have a nominating committee. The Board of Directors held five meetings in 1996. Each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and committees of which he was a member held in 1996 while he served as a director.

     Audit Committee. The Audit Committee, which consists of Messrs. McDonough (Chairman), Adams, Mosier and Schwarz, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the audit plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee held two meetings in 1996.

     Executive Compensation Committee. The Executive Compensation Committee, which consists of Messrs. Mosier (Chairman), Adams, McDonough and Schwarz, determines compensation for the Company's executive officers and administers the Company's compensation plans. The Executive Compensation Committee held two meetings in 1996.

     Executive Committee. The Executive Committee, which consists of Messrs. Friedman (Chairman), Milstein and Spevack, possesses and may exercise the power of the Board of Directors in the management of the business and affairs of the Company (other than filling vacancies on the board or any committees thereof) during intervals between meetings of the Board of Directors. The Executive Committee held seven meetings in 1996.

COMPENSATION OF DIRECTORS

     The Company pays an annual fee of $12,000 plus a fee of $1,000 for each Board or committee meeting attended to its directors who are not employees of the Company. Employees of the Company who are also directors are not paid any director fees. Each non-employee director is reimbursed for expenses incurred in attending meetings.

     Non-employee directors are permitted to defer all or a portion of their fees pursuant to the Company's Directors' Deferred Compensation Plan. The plan is unfunded and participants' contributions are converted to units the value of which fluctuate according to the market value of the Company's Common Shares.

                             EXECUTIVE COMPENSATION

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     Introduction. The Executive Compensation Committee of the Company's Board of Directors (the "Committee") is responsible for determining compensation to be paid to the Company's executive officers. The Committee is comprised of Frank E. Mosier (Chairman), Albert T. Adams, Gerald C. McDonough and Richard T. Schwarz. The Committee is also responsible for making major policy decisions with respect to health care and other benefit plans and administering the Company's Stock Option Plan, Executive Incentive Plan, Long-Term Incentive Plan and Equity-Based Plan.

     In establishing executive compensation, the Committee's philosophy with respect to the compensation of the Company's executive officers is (i) to provide a competitive total compensation package that enables the Company to attract and retain qualified executives and align their compensation with the Company's overall business strategies and (ii) to provide each executive officer with a significant equity stake in the Company through various forms of equity ownership.

     To this end, the Committee determines executive compensation consistent with a philosophy of compensating executive officers, including the Chief Executive Officer, based on their responsibilities and the Company's performance measured by the achievement of established annual and longer term performance goals. The primary components of the Company's executive compensation program are (i) base salaries and certain other annual compensation, (ii) performance bonuses for certain executive officers, and (iii) equity-based awards.

     The Committee has examined the Company's potential exposure relating to
Section 162(m) of the Internal Revenue Code of 1986, as amended, and does not foresee exceeding the million dollar deduction limitation for compensation in the near term. In any event and in order to avoid potential problems with deductibility in the future, the Company has obtained shareholder approval of certain of its compensation plans in order that amounts paid under these plans would qualify as performance-based compensation and thus be exempt from the limitations on deductibility in Section 162(m).

     Base Salaries and Other Annual Compensation. The base salaries and certain other annual compensation for the Company's executive officers in 1996 were determined with reference to the experience of the executives in the industry, together with comparisons of compensation paid by companies of similar size in the real estate investment trust industry including certain, but not all, of the companies included in NAREIT, or Peer Group 1997 identified in the performance graph on page 8. This data is gathered by analyzing the NAREIT Executive Compensation Survey and other survey sources, as they are available. The Executive Compensation Committee has sought to compensate the executive officers of the Company above the 50th percentile of their peer group relative to total cash compensation.

     The base salary for Jeffrey I. Friedman was established and has been administered pursuant to an employment agreement (the "Employment Agreement") entered into between Mr. Friedman and the Company as of November 10, 1993 in connection with the Company's IPO which agreement was amended and restated as of January 1, 1996. The terms of the Employment Agreement were fixed following discussions with the managing underwriters for the IPO. See "Employment Agreement."

     Bonuses. All of the Company's executive officers other than Mr. Friedman are eligible to participate in the Company's Executive Incentive Plan. This Plan provides for annual performance bonuses based upon the Company's performance against certain annual performance benchmarks tied to Funds From Operations per share. Funds From Operations is net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated joint ventures. Incentive amounts are set at the beginning of each year and are based upon the participant's level of responsibility and salary. These incentives are communicated to participants in the form of target, minimum and maximum incentive opportunities which are attained if the Company reaches certain predetermined performance benchmarks tied to Funds From Operations per share. The participants did earn bonuses under the Plan in 1996 and received payouts based upon the Company achieving the Funds From Operations per share targets established at the beginning of the Plan year. The Company engaged Towers Perrin, an executive compensation consulting firm, which assisted in the development and implementation of the Plan.

     Prior to 1996, the Employment Agreement between the Company and Mr. Friedman had provided for an annual cash bonus for Mr. Friedman based on the growth in the Company's Distributable Cash Flow (as defined in the agreement). In an effort to align Mr. Friedman's bonus provision with those of the Company's other executive officers and to the generally accepted practice in the NAREIT comparison group, Mr. Friedman's Employment Agreement was amended in January 1996 to provide for a performance bonus based upon annual performance benchmarks tied to Funds From Operations per share. Mr. Friedman did earn a bonus in 1996 based upon Company performance as measured by Funds From Operations per share. Mr. Friedman's incentive amounts are set at the beginning of each fiscal year and are commensurate with his responsibilities as Chief Executive Officer. See "Employment Agreement."

                                          Executive Compensation Committee
                                             Frank E. Mosier, Chair
                                             Albert T. Adams
                                             Gerald C. McDonough
                                             Richard T. Schwarz

                         I. SUMMARY COMPENSATION TABLE

     The following table sets forth information for the year ended December 31, 1996, with respect to the cash compensation earned and the long-term compensation awards granted to the Company's Chief Executive Officer and the Company's other executive officers whose annual base compensation exceeded $100,000.

                                                                     LONG-TERM COMPENSATION
                                                                    -------------------------
                                                                             AWARDS
                                                                    -------------------------
                                   ANNUAL COMPENSATION(1)           RESTRICTED
                             ----------------------------------       STOCK         STOCK
   NAME AND PRINCIPAL         FISCAL       SALARY       BONUS        AWARDS        OPTIONS
        POSITION               YEAR         ($)          ($)         ($)(1)          (#)
-------------------------    ---------    --------     --------     ---------    ------------
Jeffrey I. Friedman            1996       440,000      227,854         -0-              -0-
  Chairman, President and      1995       385,000      101,409         -0-              -0-
     Chief Executive           1994       350,000          -0-         -0-              -0-
       Officer
Jerome Spevack                 1996       175,000       54,374         -0-              -0-
  Executive Vice               1995       175,000       52,500         -0-              -0-
     President
                               1994       175,000       21,000         -0-              -0-
Martin A. Fishman              1996       154,500       52,277         -0-              -0-
  Vice President, General      1995       154,500       46,350       10,250             -0-
     Counsel and               1994       150,000       22,500         -0-              -0-
       Secretary
Thomas G. Selby                1996        37,500 (2)   10,000         -0-           25,000(3)
  Vice President,
     Operations
Dennis W. Bikun                1996       135,713       42,167         -0-              -0-
  Chief Financial Officer      1995       123,375       37,013       10,250             -0-
     and Treasurer             1994       117,500       17,626         -0-              -0-

---------------

(1) Five hundred restricted Common Shares were granted on December 6, 1995 and are subject to restrictions on transfer and forfeiture for a period of three years from the date of grant. The closing market price of the Company's Common Shares on the date of grant was $20.50.

(2) Mr. Selby was employed by the Company as of September 30, 1996.

(3) In connection with his employment, Mr. Selby was granted 25,000 options to purchase Common Shares at an exercise price of $20.50. The options vest in annual 33 1/3% increments beginning September 11, 1997.

    II. AGGREGATED OPTION EXERCISES IN 1996 AND 1996 YEAR-END OPTION VALUES

     The following table sets forth information with respect to options to purchase Common Shares exercised during 1996 by the executive officers named in the Summary Compensation Table and the number and value of options held on December 31, 1996.

                                                                           VALUE OF
                                                          NUMBER OF       UNEXERCISED
                                                         UNEXERCISED     IN- THE-MONEY
                                                         OPTIONS AT       OPTIONS AT
                                                        1996 YEAR-END        1996
                                                             (#)         YEAR-END($)(1)
                         SHARES                         -------------    -------------
                       ACQUIRED ON         VALUE        EXERCISABLE/     EXERCISABLE/
       NAME           EXERCISE (#)     REALIZED ($)     UNEXERCISABLE    UNEXERCISABLE
------------------    -------------    -------------    -------------    -------------
Jeffrey I.
  Friedman                 -0-              -0-          200,000/-0-      350,000/-0-
Jerome Spevack             -0-              -0-          25,000/-0-       43,750/-0-
Martin A. Fishman          -0-              -0-          20,000/-0-       35,000/-0-
Thomas G. Selby            -0-              -0-          -0-/25,000       -0-/81,250
Dennis W. Bikun            -0-              -0-          20,000/-0-       35,000/-0-

---------------

(1) Based on the market price of $23.75 at the close of trading on December 31, 1996 and the exercise price of $22.00 ($20.50, in the case of options held by Mr. Selby).

EMPLOYMENT AGREEMENT

     The Company has an employment agreement with Jeffrey I. Friedman. This agreement provided for an initial three-year term which commenced November 18, 1993 and is automatically extended for an additional year at the end of each year of the agreement, subject to the right of either party to terminate by giving one year's prior written notice. Pursuant to this agreement, Mr. Friedman is required to devote to the Company his entire business time and may engage in future real estate activities only through the Company. In addition, Mr. Friedman is prohibited from competing with the Company for a period of three years following termination of employment. The agreement provides for the annual base salary set forth under the Summary Compensation Table, as well as the use of an automobile, membership in a golf club and a business club, an allowance of up to $10,000 annually for financial planning, tax return and preparation service, and certain additional compensation. The agreement was amended in January 1996 to reflect Mr. Friedman's current base salary and to provide for an annual performance bonus equal to 25% to 100% of his annual base salary based on the Company achieving certain Funds From Operations benchmarks.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Executive Compensation Committee are Frank E. Mosier (Chairman), Albert T. Adams, Gerald C. McDonough and Richard T. Schwarz. For a discussion of the relationship between the Company and Mr. Adams, see "Certain Transactions."

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return of a hypothetical investment in the Common Shares with the cumulative total return of a hypothetical investment in each of the Standard & Poor's Composite -- 500 Index, Peer Group 1996, the peer group of residential equity REITs used by the Company for comparison last year, and Peer Group 1997, a peer group of multifamily equity REITs which includes some, but not all, of the companies of Peer Group 1996. The Company has refined Peer Group 1997 to more accurately reflect its segment of the REIT industry. The comparison is based on the respective market prices of each such investment on the dates shown below, assuming an initial investment of $100 on November 11, 1993 and the reinvestment of dividends.

                   COMPARISON OF THE CUMULATIVE TOTAL RETURN
          AERC, S&P COMPOSITE 500, PEER GROUP 1996 AND PEER GROUP 1997

                             ASSOCIATED ES-
     MEASUREMENT PERIOD       TATES REALTY                     PEER GROUP      PEER G ROUP
   (FISCAL YEAR COVERED)      CORPORATION       S&P 500         1996(A)          1997(B)
11/10/93                       100.00           100.00           100.00           100.00
06/30/94                       104.48            97.52            89.80            99.11
12/31/94                       104.05           102.28           100.56            99.02
06/30/95                       106.98           122.95           100.55            99.87
12/31/95                       115.83           140.71           113.55           113.08
06/30/96                       115.63           154.90           120.93           118.99
12/31/96                       139.33           172.80           147.68           145.59

(a) Associated Estates Realty Corporation, America First REIT, Inc., Apartment Investment & Management, Amli Residential Properties, Avalon Properties, Inc., BRE Properties, Inc., Berkshire Realty Co., Bay Apartment Communities, CRI Liquidating REIT, Inc., Columbus Realty Trust, Continental Mortgage & Equity, CRIIMI MAE Inc., Chateau Properties, Inc., Camden Property Trust, Equity Residential Property Trust, Essex Property Trust, Inc., Evans Withycombe Residential, Gables Residential Trust, Grove Real Estate Asset Trust, Home Properties of New York, Irvine Apartment Communities, Mid-America Apartment, Manufactured Home Communities, Merry Land & Investment Co., North American Trust, Inc., National Income Realty Trust, Oasis Residential, Inc., Pacific Gulf Properties Inc., Paragon Group, Inc., Post Properties, Inc., Prime Residential, Inc., Property Trust of America, ROC Communities, Inc., REIT of California, American RE Investment, Summit Properties, Inc., Charles E. Smith Residential, Sun Communities, Inc., South West Property Trust, Town & Country Trust, United Dominion Realty Trust, United Mobile Homes, Inc., Vinland Property Trust, Banyan Strategic Land Fund II, Walden Residential Properties and Wellsford Residential Property.

(b) Associated Estates Realty Corporation, Ambassador Apartments, Inc., Amli Residential Properties, Avalon Properties, Inc., BRE Properties, Inc., Berkshire Realty Co., Bay Apartment Communities, Camden Property Trust, Columbus Realty Trust, Equity Residential Property Trust, Essex Property Trust, Inc., Evans Withycombe Residential, Gables Residential Trust, Home Properties of New York, Irvine Apartment Communities, Merry Land & Investment Co., Mid-America Apartment, Oasis Residential, Inc., Post Properties, Inc., Prime Residential, Inc., Security Capital Pacific Trust, Summit Properties, Inc., Charles E. Smith Residential, Town & Country Trust, United Dominion Realty Trust and Walden Residential Properties.

                              CERTAIN TRANSACTIONS

     Baker & Hostetler LLP, a law firm with which Albert T. Adams is a partner, has been retained by the Company to perform legal services on its behalf, and the Company expects that Baker & Hostetler LLP will continue to provide such services during 1997. Mr. Adams is a director of the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and beneficial owners of more than ten percent of a registered class of the Company's equity securities ("ten percent owners"), to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and ten percent owners are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). To the Company's knowledge, based on review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its executive officers, directors and ten percent owners were met.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Price Waterhouse LLP served as independent public accountant to the Company in 1996 and has been selected to do so in 1997. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting and will answer appropriate questions from shareholders.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Any shareholder proposals intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Company at 5025 Swetland Court, Richmond Heights, Ohio 44143, on or before November 21, 1997 for inclusion in the Company's proxy statement and form of proxy relating to the 1998 Annual Meeting of Shareholders.

                                 OTHER MATTERS

     This solicitation of proxies is made by and on behalf of the Board of Directors. The cost of the solicitation of proxies will be borne by the Company. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred by them in sending proxy materials to the beneficial owners of the Company's Common Shares.

     If the enclosed proxy is executed and returned to the Company, the persons named in it will vote the shares represented by such proxy at the meeting. The form of proxy permits specification of a vote for the election of directors as set forth under "Election of Directors" or the withholding of authority to vote in the election of directors. If no specification is made, such shares will be voted at the meeting to elect directors as set forth under "Election of Directors" above. Director nominees who receive the greatest number of affirmative votes will be elected directors thus abstentions and broker nonvotes will not affect the results of the election. If any other matters shall properly come before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. Management does not know of any other matters which will be presented for action at the meeting.

                                          By order of the Board of Directors,

                                          MARTIN A. FISHMAN,
                                          Secretary

Dated: March 21, 1997

                         ASSOCIATED ESTATES REALTY CORPORATION

              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Jeffrey I. Friedman, Martin A. Fishman and Dennis W. Bikun, and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote as indicated herein, all the Common Shares of Associated Estates Realty Corporation held of record by the undersigned on March 14, 1997, at the Annual Meeting of Shareholders to be held on May 8, 1997, or any adjournment thereof, with all the powers the undersigned would possess if then and there personally present.

        1.  [ ] FOR or [ ] WITHHOLD AUTHORITY  to vote (except as marked to the contrary below) for the election
                                               of each of the nominees for
                                               Director listed below:

        Jeffrey I. Friedman, Mark L. Milstein, Jerome Spevack, Albert T. Adams,
              Gerald C. McDonough, Frank E. Mosier and Richard T. Schwarz

        (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)
        _______________________________________________________________________

        2. In their discretion, to vote upon such other business as may properly come before the meeting.

                                                     (Continued on reverse side)

        (Continued from other side)

            THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER. IF NO SPECIFICATIONS ARE MADE, THE PROXY WILL BE VOTED TO ELECT THE NOMINEES DESCRIBED IN ITEM 1 ABOVE.

            Receipt of Notice of Annual Meeting of Shareholders and the related Proxy Statement dated March 21, 1997, is hereby acknowledged.

                                               Date ______________ , 1997
                                               __________________________
                                               __________________________
                                               __________________________
                                               Signature(s) of Shareholder(s)

                                               PLEASE SIGN AS YOUR NAME
                                               APPEARS HEREON. IF SHARES
                                               ARE HELD JOINTLY, ALL
                                               HOLDERS MUST SIGN. WHEN
                                               SIGNING AS ATTORNEY,
                                               EXECUTOR, ADMINISTRATOR,
                                               TRUSTEE OR GUARDIAN, PLEASE
                                               GIVE YOUR FULL TITLE. IF A
                                               CORPORATION, PLEASE SIGN IN
                                               FULL CORPORATE NAME BY
                                               PRESIDENT OR OTHER
                                               AUTHORIZED OFFICER. IF A
                                               PARTNERSHIP, PLEASE SIGN IN
                                               PARTNERSHIP NAME BY
                                               AUTHORIZED PERSON.

                                   Proxy Card